UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2018
Date of Report (date of earliest event reported)

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38380	82-3129582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2018, iPic Entertainment Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the past 30 consecutive business days prior to the date of the letter, the Company did not meet the minimum market value of publicly held shares (“MVPHS”) of $15,000,000 required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), Nasdaq has provided the Company with 180 calendar days, or until November 5, 2018, to regain compliance. The letter further provided that if, at any time during the 180 calendar day period, the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance. If the Company does not regain compliance by November 5, 2018, it will receive written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Hearing’s Panel.

The Company believes that it will be able to regain compliance with the listing standards through one or more of the following (1) issuance of additional equity securities, (2) holders of the Company’s Class B common stock redeeming membership interests in iPic-Gold Class Holdings LLC (“Holdings”) for shares of the Company’s Class A common stock; and/or (3) transferring the listing of the Company’s Class A common stock to the NASDAQ Capital Market.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s ability to regain compliance with Nasdaq listing standards. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes” or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: the Company’s ability to issue additional securities, the willingness of the holders of the Company’s Class B common stock to redeem membership interests of Holdings for shares of the Company’s Class A common stock, the Company’s ability to meet and maintain compliance with the NASDAQ Capital Market listing standards, and other factors described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this Current Report on Form 8-K are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iPic Entertainment Inc.

Date: May 11, 2018	/s/ Paul Westra
Paul Westra
Chief Financial Officer

2